                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-12

                            PRIME HOSPITALITY CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:


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     (2)  Aggregate number of securities to which transaction applies:


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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):


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     (4)  Proposed maximum aggregate value of transaction:


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     (5)  Total fee paid:


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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                            PRIME HOSPITALITY CORP.
                               700 ROUTE 46 EAST
                          FAIRFIELD, NEW JERSEY 07004

                                                              September 24, 2004

Dear Stockholder:

     As you know, we are holding a special meeting of stockholders of Prime Hospitality Corp. (the "Company") on Wednesday, October 6, 2004, at the Prime Hotel & Suites located at 690 Route 46 East, Fairfield, New Jersey, at 10:00 a.m. Eastern Standard Time. At the meeting, holders of the Company's common stock entitled to vote will be asked to adopt a merger agreement providing for the acquisition of the Company by BREP IV Hotels Holding L.L.C., an affiliate of The Blackstone Group. If the merger is completed, you will receive $12.25 in cash, without interest, for each share of the Company's common stock you own.

     On or about September 13, 2004, we mailed to you a detailed proxy statement that contains a description of the proposed merger and other important information for you to consider in connection with the proposed merger. The attached proxy statement supplement contains certain additional information supplementing the proxy statement. I urge you to read this proxy statement supplement carefully together with the proxy statement we have sent to you regarding the merger.

     The additional information contained in the proxy statement supplement is being provided in connection with the Company's entry into a memorandum of understanding regarding the settlement of two purported class actions filed against us, the members of our board of directors and The Blackstone Group. The settlement will not affect the amount of merger consideration to be paid in the merger or any other terms of the merger agreement. The actions and memorandum of understanding are described more fully in the proxy statement supplement.

     The board of directors of the Company has approved and declared the merger, the merger agreement and the transactions contemplated by the merger agreement advisable, and has declared that it is fair to and in the best interests of the Company's stockholders that the Company enter into the merger agreement and consummate the merger on the terms and conditions set forth in the merger agreement. The board of directors recommends that the Company's stockholders vote "FOR" the adoption of the merger agreement.

     Your vote on the merger is very important. If you have not already done so, please vote today by signing and returning the enclosed proxy in the envelope provided. If you have any questions or need help in voting your shares, please call Innisfree M&A Incorporated, the firm assisting us in the solicitation of proxies, toll-free at (877) 750-9501.

     Thank you for your continued support.

                                          Very truly yours,

                                          /S/ A.F. Petrocelli

                                          A.F. Petrocelli
                                          Chairman of the Board of Directors

          THIS PROXY STATEMENT SUPPLEMENT IS DATED SEPTEMBER 24, 2004
   AND IS FIRST BEING MAILED TO STOCKHOLDERS ON OR ABOUT SEPTEMBER 24, 2004.

                            PRIME HOSPITALITY CORP.
                               700 ROUTE 46 EAST
                          FAIRFIELD, NEW JERSEY 07004
                               ------------------

                           PROXY STATEMENT SUPPLEMENT

                                  INTRODUCTION

     This document supplements the proxy statement, dated September 10, 2004, provided to you in connection with the proposed acquisition of Prime Hospitality Corp. (the "Company") by BREP IV Hotels Holding L.L.C., an affiliate of The Blackstone Group ("Blackstone"), pursuant to the merger agreement entered into by the Company, BREP IV Hotels Holding L.L.C. and BREP IV Hotels Acquisition L.L.C. on August 18, 2004. This document includes certain additional information, which is being provided in connection with the Company's entry into a memorandum of understanding regarding the settlement of two purported class actions filed against us, the members of our board of directors and Blackstone. The actions and the memorandum of understanding are described more fully below. Except as described in this document, the information provided in the proxy statement continues to apply.

     To the extent that information in this document differs from, updates or conflicts with information contained in the original proxy statement, the information in this document is more current. If you need another copy of the original proxy statement, please contact our proxy solicitation agent, Innisfree M&A Incorporated, toll free at (877) 750-9501.

                        LITIGATION CONCERNING THE MERGER

     As previously disclosed in the proxy statement under the heading "THE MERGER -- Litigation Concerning the Merger," on August 19 and 20, 2004, certain of our stockholders filed two purported class actions in the Court of Chancery of the State of Delaware, New Castle County, against us, our directors and Blackstone in connection with the proposed merger.

     On September 20, 2004, the two purported class actions were consolidated under the caption In re Prime Hospitality Corp. Shareholders Litigation, Consolidated Civil Action No. 652-N. In connection with the consolidation, on September 20, 2004, the plaintiffs filed a consolidated amended class action complaint, which alleges, among other things, that:

     - the merger consideration to be received by the Company's stockholders is inadequate;

     - the proposed merger was not the result of a full or fair sales process;

     - our directors breached their fiduciary duties in connection with the proposed merger; and

     - we failed to disclose certain material information in the proxy statement.

     On September 23, 2004, the Company, Blackstone and the other defendants entered into a memorandum of understanding with the plaintiffs regarding the settlement of the litigation. In connection with the settlement, the Company has agreed to make certain additional disclosures to its stockholders, which are contained in this proxy statement supplement. Subject to the completion of certain confirmatory discovery by counsel to the plaintiffs, the memorandum of understanding contemplates that the parties will enter into a settlement agreement. The settlement agreement will be subject to customary conditions including court approval following notice to the stockholders of the Company and consummation of the merger. In the event that the parties enter into a settlement agreement, a hearing will be scheduled at which the court will consider the fairness, reasonableness and adequacy of the settlement which, if finally approved by the court, will resolve all of the claims that were or could have been brought in the actions being settled, including all claims relating to the merger, the merger agreement and any disclosure made in connection therewith. In addition, in connection with the settlement, the parties contemplate that plaintiffs' counsel will petition the court for an award of attorneys' fees and expenses to be paid by the Company. The amount of the award of attorneys' fees and expenses that will be sought by plaintiffs' counsel has not yet been determined. The parties' respective positions on the amount will be set forth in the notice to be sent to the Company's stockholders prior to the hearing.

     The settlement will not affect the amount of merger consideration to be paid in the merger or any other terms of the merger agreement.

     The Company, Blackstone and the other defendants vigorously deny all liability with respect to the facts and claims alleged in the consolidated action, and specifically deny that any further supplemental disclosure was required under any applicable rule, statute, regulation or law. However, to avoid the risk of delaying or otherwise imperiling the merger and to provide additional information to the Company's stockholders at a time and in a manner that would not cause any delay of the merger, the Company, its directors and Blackstone agreed to the settlement described above. The Company, Blackstone and the other defendants further considered it desirable that the consolidated action be settled to avoid the substantial burden, expense, risk, inconvenience and distraction of continued litigation and to fully and finally resolve the settled claims.

                            SUPPLEMENTAL INFORMATION

     The following information is in addition to, and is intended to supplement, the information set forth in the proxy statement. This information should be read in conjunction with the proxy statement, which we urge you to read in its entirety.

VALUE OF THE TRANSACTION PER OWNED ROOM

     As of August 18, 2004, the date we entered into the merger agreement, we owned hotels comprising 14,449 rooms, including 40% of the rooms in two hotels in which we have a 40% joint venture interest. Based upon an aggregate transaction value of approximately $795.3 million, the merger implies a value per owned room of approximately $55,042. The aggregate transaction value does not take into account transaction expenses to be incurred by Blackstone and the Company in connection with the merger, and the number of rooms does not take into account 1,842 rooms in hotels in which we have a leasehold interest, 7,535 rooms in hotels that we operate for real estate investment trusts which have cash flow guarantees and participations, 3,265 rooms in hotels that we manage for third parties and 5,881 rooms in hotels that we franchise but do not operate. Although we believe that per room values are often used as part of a valuation of hotel companies, this measure does not take into account value, either positive or negative, with respect to rooms leased, operated, managed or franchised by us that are not owned by us. This calculation is being presented for the information of our stockholders, but stockholders should note that neither our board of directors nor Bear, Stearns & Co. Inc. ("Bear Stearns"), our financial advisor, used this calculation in evaluating the transaction.

     We calculated the transaction value by adding:

     - the aggregate cash consideration to be received by our stockholders of approximately $546.5 million and the aggregate cash consideration to be received by the holders of in-the-money stock options of approximately $24.1 million (based upon the per share merger consideration of $12.25 and, with respect to in-the-money stock options, after deducting the exercise price of such stock options); and

     - our total debt outstanding as of August 18, 2004, the date we entered into the merger agreement, of approximately $224.7 million, which includes approximately $20 million of outstanding borrowings under our credit agreement, $178.7 million aggregate principal amount of our senior subordinated notes, approximately $13.9 million of mortgage notes issued by us or one of our subsidiaries and 40% of the $30.3 million aggregate indebtedness issued by two joint ventures in which we have a 40% interest.

COMPANY FINANCIAL PROJECTIONS

     In the first quarter of 2004, our management prepared an initial 2004 budget, which was reviewed by our board of directors. In connection with Bear Stearns' preparation of its fairness opinion as described in the Proxy Statement under "The Merger -- Opinion of Bear, Stearns & Co. Inc.," in August 2004 the Company

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

provided Bear Stearns with an updated 2004 budget that took into account our results for the six months ended June 30, 2004.

     We do not as a matter of course make public any projections as to future revenue, earnings or other results. The projections set forth below have been prepared by us and are presented below only because this information was provided to Bear Stearns in connection with the merger.

     The accompanying prospective financial information was not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information. This information is not fact and should not be relied upon as being necessarily indicative of future results, and we caution you not to place undue reliance on the prospective financial information.

     Neither our independent auditors nor any other independent accountants have compiled, examined, or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability. Our auditors assume no responsibility for, and disclaim any association with, the accuracy, reasonableness or achievability of the prospective financial information.

     This prospective financial information is subjective in many respects and is therefore susceptible to various interpretations. This prospective financial information is based on a variety of assumptions relating to our business industry, operating performance, general business and economic conditions, and other matters, which are inherently subject to significant uncertainties and contingencies, many of which are beyond our control. These assumptions involve judgments with respect to, among other things, future economic and competitive conditions and future business conditions. Therefore, actual results ultimately may be either higher or lower than those set forth below. The inclusion of this information should not be regarded as an indication that Bear Stearns or anyone else who received this information considered, or now considers, it to be a reliable prediction of future events, and this information should not be relied on as such. Neither we, nor Blackstone nor any other person is under any obligation to, or has any intent to, update these projections at any future time.

     The transactions contemplated by the merger agreement were not considered in the preparation of the projections. We caution you not to place undue reliance on this information.

                      2004 BUDGET (UPDATED IN AUGUST 2004)

                                                              ($ IN MILLIONS)
                                                              ---------------
Revenues....................................................       438.1
Operating Income............................................        24.3
Net Income..................................................         3.4

ENGAGEMENT OF BEAR STEARNS

     In August 2004, the Board of Directors formally engaged Bear Stearns to act as its exclusive financial advisor with respect to exploring strategic alternatives including a possible sale of the Company. Pursuant to the terms of Bear Stearns' engagement letter, the Company has agreed to pay Bear Stearns a transaction fee of 0.80% of the aggregate consideration involved in the transaction (including the amount of any debt assumed or acquired), provided, however, that in no event shall the transaction fee be less than $6.4 million. The transaction fee is payable upon consummation of the transactions contemplated by the merger agreement, except that $50,000 has previously been paid. In addition, the Company has agreed to reimburse Bear Stearns for all reasonable out-of-pocket expenses (up to a maximum of $50,000) incurred by Bear Stearns in connection with its engagement and the merger and for the reasonable fees and disbursements of its legal counsel. Also, the Company has agreed to indemnify Bear Stearns against certain liabilities relating to or arising out of Bear Stearns' engagement.

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

     We have also retained Bear Stearns to serve as one of the two dealer managers and solicitation agents with respect to the offer to purchase any and all of our outstanding 8 3/8% Senior Subordinated Notes due 2012 and the related consent solicitation in connection with the merger. We have agreed to pay Bear Stearns up to $45,000 for its services. In addition, the Company has agreed to reimburse Bear Stearns for all reasonable fees, costs and expenses incurred by Bear Stearns in connection with its engagement. We have also agreed to indemnify Bear Stearns against certain liabilities relating to or arising out of Bear Stearns' engagement.

STOCK OPTIONS HELD BY THE COMPANY'S DIRECTORS AND EXECUTIVE OFFICERS

     As of the record date (September 10, 2004), there were approximately 6,024,354 shares of our common stock subject to options granted to our executive officers and directors under our equity incentive plans and other stock option grants. Under the terms of the merger agreement, all such stock options will become immediately vested and exercisable effective as of the completion of the merger. Any outstanding stock options that remain unexercised as of the completion of the merger will be canceled, and the holder of each stock option that has an exercise price of less than $12.25 will receive a cash payment, subject to any required withholding taxes, equal to the product of:

     - the number of shares of our common stock subject to each option as of the effective time of the merger, multiplied by

     - the excess of $12.25 over the exercise price per share of common stock subject to such option.

     The following table summarizes the vested and unvested options under our equity incentive plans and other stock option grants with exercise prices of less than $12.25 per share held by our executive officers and directors as of September 10, 2004 and the consideration that each of them will receive pursuant to the merger agreement in connection with the cancellation of their options:

                                                           NO. OF SHARES   WEIGHTED AVERAGE
                           NO. OF SHARES   NO. OF SHARES    UNDERLYING     EXERCISE PRICE OF
                            UNDERLYING      UNDERLYING      VESTED AND        VESTED AND
                              VESTED         UNVESTED        UNVESTED          UNVESTED           RESULTING
                              OPTIONS         OPTIONS         OPTIONS         OPTIONS($)       CONSIDERATION($)
                           -------------   -------------   -------------   -----------------   ----------------
A. F. Petrocelli.........    3,074,999       1,750,001       4,825,000           7.965            20,675,625
Richard T. Szymanksi.....      123,999          26,001         150,000           9.671               386,920
Lawrence N. Friedland....       60,000          10,000          70,000           9.753               149,850
Allen S. Kaplan..........       30,000          10,000          40,000           9.298                88,550
Howard M. Lorber.........       95,000          10,000         105,000           9.495               261,725
Richard Reitman..........       10,000          10,000          20,000           7.945                86,100
Stephen Seltzer..........            0          10,000          10,000           9.540                27,100
Stephen M. Kronick.......      106,999          31,001         138,000           9.482               381,970
John Capone..............        7,500          13,800          21,300           8.847                72,447
Arthur Manso.............        4,000          20,000          24,000           8.768                83,580
Vito Stellato............            0          12,000          12,000           9.090                37,920
Bryan Hayes..............        6,500           4,800          11,300           9.308                33,242

AGREEMENTS WITH UNITED CAPITAL CORP.

     We and our subsidiaries are parties to certain agreements with subsidiaries of United Capital Corp. ("United Capital") related to two hotels owned by subsidiaries of United Capital and to two joint ventures. United Capital is controlled by A.F. Petrocelli, our President, Chief Executive Officer and Chairman of the Board of Directors, who is also the Chief Executive Officer and Chairman of the Board of Directors of United Capital. In addition, Howard M. Lorber, a director of the Company, is also a director of United Capital. These agreements will remain in effect upon the consummation of the merger. Summaries of these agreements are set forth below. As described below, entities in which United Capital has an interest pay fees for various services provided by us and our subsidiaries with respect to four hotels, two of which are owned by joint

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ventures in which our subsidiaries and subsidiaries of United Capital have an interest. These arrangements are similar to other arrangements we have with third parties. We are not a party to any other joint ventures.

     In December 1993, we entered into a management agreement with HJA Corp., a wholly owned subsidiary of United Capital, pursuant to which we manage the operations of a hotel owned by HJA Corp. located in East Point, Georgia. Under this management agreement, we are entitled to a management fee equal to 3% of the gross revenues of such hotel and reimbursement for all of our ordinary course expenses. In July 2001, we entered into a franchise agreement with HJA Corp. pursuant to which HJA Corp. was granted the right to use the brand names "Wellesley Inn" and "Wellesley Inn & Suites" with respect to such hotel. Under this franchise agreement, we are entitled to receive royalty fees, marketing contribution payments and reservation system fees. For the fiscal year ended 2003, we received an aggregate of $65,060 in management fees and $85,177 in franchise fees. The management agreement remains in force unless terminated by either party on sixty days' written notice. HJA Corp. may terminate the franchise agreement upon six months' prior written notice and payment of a liquidation fee as provided therein. In the event that Mr. Petrocelli ceases to be our President, Chief Executive Officer or Chairman of the Board of Directors, HJA Corp. may terminate the franchise agreement upon thirty days' prior written notice without paying a liquidation fee. Mr. Petrocelli will not be employed by the surviving company after the effective date of the merger.

     In December 1993, we entered into a management agreement with HJSC Corp., a wholly owned subsidiary of United Capital, pursuant to which we manage the operations of a hotel owned by HJSC Corp. located in Santa Clara, California. Under this management agreement, we are entitled to a management fee equal to 3% of the gross revenues of such hotel and reimbursement for all of our ordinary course expenses. In July 2001, we entered into a franchise agreement with HJSC Corp. pursuant to which HJSC Corp. was granted the right to use the brand names "Wellesley Inn" and "Wellesley Inn & Suites" with respect to such hotel. Under this franchise agreement, we are entitled to receive royalty fees, marketing contribution payments and reservation system fees. For the fiscal year ended 2003, we received an aggregate of $31,554 in management fees and $40,149 in franchise fees. The management agreement remains in force unless terminated by either party on sixty days' written notice. HJSC Corp. may terminate the franchise agreement upon six months' prior written notice and upon payment of a liquidation fee as provided therein.

     In December 2002, Prime-Meadowlands, L.L.C., a wholly owned subsidiary of the Company, and AFP Eighteen Corp., an indirect wholly owned subsidiary of United Capital, entered into an operating agreement pursuant to which Prime-Meadowlands and AFP Eighteen formed East Rutherford Group, L.L.C. At that time, both Prime-Meadowlands and AFP Eighteen Corp. held 50% of the outstanding equity interests of East Rutherford Group. In December 2002, East Rutherford Group acquired the Sheraton Meadowlands Hotel and Conference Center in East Rutherford, New Jersey. Simultaneously with this acquisition, East Rutherford Group entered into a management agreement with us pursuant to which we manage the operation of the Sheraton Meadowlands Hotel. Under this management agreement, we are entitled to a management fee equal to 2% of the gross revenues of the Sheraton Meadowlands Hotel, an accounting services fee of $1,000 per month and reimbursement for all of our ordinary course expenses. For fiscal year 2003, we received $381,224 in management fees. This management agreement expires in December 2007. In March of 2003, Prime-Meadowlands and AFP Eighteen Corp. each sold a ten percent interest in the company to Ark Meadowlands, Inc., decreasing each of their equity interests in the hotel to 40%.

     In January 2003, Quebec City, Inc., a wholly owned subsidiary of the Company, and AFP Nineteen Corp., an indirect wholly owned subsidiary of United Capital, entered into an operating agreement pursuant to which Quebec City and AFP Nineteen formed 3072929 Nova Scotia Company. At that time, Quebec City and AFP Nineteen held 50% of the outstanding equity interests of 3072929 Nova Scotia Company. In January 2003, 3072929 Nova Scotia Company acquired the Quebec City Holiday Inn Select in Quebec City, Canada. Pursuant to the operating agreement, Quebec City agreed to asset manage the operation of the Quebec City Holiday Inn Select. Under this agreement, we are entitled to an asset management fee equal to 1% of the gross revenues of the Quebec City Holiday Inn Select and reimbursement for all of our ordinary course expenses. For fiscal year 2003, we received $52,694 in management fees. In March of 2003, Quebec City, Inc. and AFP Nineteen Corp. each sold a ten percent interest in the company to Ark Quebec, Inc., decreasing each of their equity interests in the hotel to 40%.

          CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

     Certain statements and information included in this proxy statement supplement, including under the heading "Company Financial Projections," constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied in such forward-looking statements. Additional discussion of factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations is contained in the proxy statement under the heading "Cautionary Statement Concerning Forward-Looking Information" and in the Company's SEC filings.

                             ADDITIONAL INFORMATION

     In accordance with Rule 14a-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), one proxy statement supplement will be delivered to two or more stockholders who share an address, unless the Company has received contrary instructions from one or more of the stockholders. Investors and security holders may also obtain a free copy of the proxy statement and other documents filed by the Company at the Securities and Exchange Commission's website at www.sec.gov. The proxy statement and such other documents may also be obtained for free from the Company by directing such request to the Company,
Attention: Investor Relations, 690 Route 46 East, Fairfield, New Jersey 07004, with a copy to the attention of the Company's Secretary and General Counsel, Joseph B. Bernardino, Esq., or by telephone at (973) 882-1010.

     All documents that we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement supplement and prior to the completion of the special meeting shall be deemed to be incorporated by reference in the proxy statement, as supplemented by this proxy statement supplement, and to be a part of the proxy statement, as supplemented by this proxy statement supplement, from the respective dates of filing of these documents. Any statement contained in the proxy statement, as supplemented by this proxy statement supplement, or in a document incorporated or deemed to be incorporated by reference in the proxy statement, as supplemented by this proxy statement supplement, shall be deemed to be modified or superseded for purposes of the proxy statement, as supplemented by this proxy statement supplement, to the extent that a statement contained in any subsequently filed document that also is or is deemed to be incorporated by reference in the proxy statement, as supplemented by this proxy statement supplement, modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the proxy statement, as supplemented by this proxy statement supplement.

     No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement supplement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. The mailing of this proxy statement supplement to stockholders shall not create any implication to the contrary.

     The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information concerning the interests of Company's participants in the solicitation is set forth in the Company's proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the merger.

                             PRIME HOSPITALITY CORP.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     FOR THE SPECIAL MEETING OF STOCKHOLDERS ON OCTOBER 6, 2004, AT 10 A.M.

 PROXY The undersigned hereby appoints A.F. Petrocelli or Richard Szymanski, or each of them, with full power of substitution, to act as proxies for the undersigned, and to vote all shares of Common Stock of Prime Hospitality Corp. (the "Company") that the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company to be held on Wednesday, October 6, 2004, at 10 a.m., Eastern Standard Time, at Prime Hotel & Suites, 690 Route 46 East, Fairfield, New Jersey, 07004, and at any and all postponements or adjournments thereof as follows:

            THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO ADOPT THE AGREEMENT AND PLAN OF MERGER, DATED AS OF AUGUST 18, 2004, BY AND AMONG THE COMPANY, BREP IV HOTELS HOLDING L.L.C. AND BREP IV HOTELS ACQUISITION L.L.C. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE SPECIAL MEETING, INCLUDING A MOTION TO ADJOURN OR POSTPONE THE SPECIAL MEETING FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY AT THEIR DISCRETION. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

                             YOUR VOTE IS IMPORTANT!

            PLEASE MARK, SIGN, DATE, AND MAIL THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                (Continued and to be signed on the reverse side)

                                                                SEE REVERSE SIDE

================================================================================

                       TO VOTE BY MAIL, PLEASE DETACH HERE

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    X      VOTES MUST BE               THE BOARD RECOMMENDS A VOTE "FOR" ITEM 1.
           INDICATED (X) IN
           BLACK OR BLUE INK

THE BOARD OF DIRECTORS RECOMMENDS I PLAN TO ATTEND THE SPECIAL MEETING. [ ] A VOTE FOR THE PROPOSAL TO ADOPT
THE AGREEMENT AND PLAN OF MERGER,
DATED AS OF AUGUST 18, 2004, BY              TO CHANGE YOUR ADDRESS, PLEASE MARK
AND AMONG THE COMPANY, BREP IV                                     THIS BOX. [ ]
HOTELS HOLDING L.L.C. AND BREP IV
HOTELS ACQUISITION L.L.C.

1. To adopt the Agreement    FOR  AGAINST ABSTAIN   WHERE NO VOTING INSTRUCTIONS
   and Plan of Merger,       [ ]    [ ]     [ ]            ARE GIVEN, THE SHARES
   dated as of August 18,                              REPRESENTED BY THIS PROXY
   2004, by and among the                              WILL BE VOTED FOR ITEM 1.
   Company, BREP IV Hotels
   Holding L.L.C. and BREP
   IV Hotels Acquisition
   L.L.C.

2. If any other matter is
   properly presented at
   the Special Meeting,
   this proxy when properly
   executed will be voted
   by those named in this
   proxy in their
   discretion.

   Each signatory to this                                         Date:_____2004
   proxy acknowledges
   receipt from the Company
   prior to execution of
   this proxy of a Notice
   of Special Meeting of
   Stockholders and a proxy
   statement dated
   September 10, 2004.

                                                    ----------------------------
                                                    Share Owner sign here


                                                    ----------------------------
                                                    Co-owner sign here


                                          IMPORTANT: Please sign exactly
                                          as your name or names appear on
                                          this proxy. Where shares are held
                                          jointly, both holders must sign.
                                          When signing as attorney, executor,
                                          administrator, trustee or guardian,
                                          please give full title as such. If
                                          holder is a corporation, execute in
                                          full corporate name by authorized
                                          officer, giving full title. If holder
                                          is a partnership, please sign in full
                                          partnership name by authorized person,
                                          giving full title.


    PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

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                       TO VOTE BY MAIL, PLEASE DETACH HERE

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